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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): January 5, 1998



                           EAGLE USA AIRFREIGHT, INC.
             (Exact name of registrant as specified in its charter)


     Texas                              0-27288                  76-0094895
(State or other jurisdiction of       (Commission            (I.R.S. Employer
incorporation)                        File Number            Identification No.)



                                 3214 Lodestar
                              Houston, Texas 77032
             (Address of principal executive offices and zip code)



Registrant's telephone number, including area code: (281) 821-0300




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Item 5.  Other Events.

     On January 16, 1998, Eagle USA Airfreight, Inc. (the "Company") issued a press release (the "Press Release") announcing the signing of a letter of intent to acquire S. Boardman (Air Services) Limited and subsidiaries. The Press Release is included as an exhibit to this Report and is incorporated herein by reference.

     On January 5, 1998, the Company announced the signing of a letter of intent to acquire Eagle Transfer, Inc. ("Eagle Companies"), a privately-held international freight forwarder based in Miami, Florida. Eagle Companies is a full-service forwarder whose services include customs clearing services, ocean forwarding and airfreight import and export. Eagle Companies' operations focus on Argentina, Brazil and Chile and other South American countries. Sales for Eagle Companies totaled approximately $19 million in the twelve-month period ended December 31, 1997. Despite the similarity in names, the Company and Eagle Companies have no prior affiliation. If completed, the Eagle Companies acquisition would be the Company's second acquisition since its initial public offering in December 1995.

     Under the terms of the letter of intent, the Company will acquire substantially all of the operating assets of Eagle Companies for an undisclosed sum, consisting of cash, Common Stock and a three-year contingent earnout payable in Common Stock if certain performance benchmarks are met. Completion of the acquisition will be subject to further due diligence, approval of the Company's board of directors, the negotiation and execution of a definitive purchase agreement, regulatory approvals and other customary closing conditions. There can be no assurance that the proposed acquisition will be completed on the basis described above, or at all.

     Disclosure Regarding Forward Looking Statements. This Report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this Report are forward-looking statements including, without limitation, the statements in this Report and the Press Release regarding the completion of the acquisitions, any effects, benefits, results, terms or other aspects of the acquisitions and retention of employees and management. Such statements involve risks and uncertainties, including, but not limited to, those relating to acquisition-related risks; risks of international operations; the Company's dependence on its ability to attract and retain skilled managers and other personnel; the intense competition within the freight industry; the uncertainty of the Company's ability to manage and continue its growth and implement its business strategy; the Company's dependence on the availability of cargo space to serve its customers; the potential for liabilities if certain independent owner/operators that serve the Company are determined to be employees; effects of regulation; results of litigation; the Company's vulnerability to general economic conditions and dependence on its principal customers; the control by the Company's principal shareholder; the Company's potential exposure to claims involving its local pick-up and delivery operations; the Company's future financial and operating results, cash needs and demand


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for its services; and the Company's ability to maintain and comply with permits and licenses; as well as other factors detailed in the Company's filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          The following exhibit is filed herewith.

99.1      Press release dated January 16, 1998.




                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         EAGLE USA AIRFREIGHT, INC.



                                         By:  /s/ DOUGLAS A. SECKEL
                                             --------------------------------
                                              Douglas A. Seckel
                                              Chief Financial Officer, Secretary
                                              and Treasurer








Date: January 16, 1998
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                                INDEX TO EXHIBITS

Exhibit     Description
------      -----------
 99.1       Press Release dated January 16, 1998